Exhibit 10.1

OFFICE SUBLEASE

LANDLORD:	FISERV SOLUTIONS, LLC

TENANT:	OOMA, INC.

PREMISES:	Approximately 33,407 rentable square feet Located on the 2nd floor of 525 Almanor Avenue Sunnyvale, California (as further described in this Office Sublease)

OFFICE SUBLEASE

This OFFICE SUBLEASE (hereinafter called the “Lease”), is entered into as of the 12 day of September, 2017, by and between FISERV SOLUTIONS, LLC, a Wisconsin limited liability company (“Landlord”) and OOMA, INC, a Delaware corporation (“Tenant”).

W I T N E S S E T H :

WHEREAS, pursuant to a certain Lease dated as of July 20, 2012, a copy of which (with financial terms redacted, at Landlord’s option) is attached hereto as Exhibit A (the “Prime Lease”), Landlord leases from Menrock 525 Subsidiary LLC (“Prime Landlord”) certain premises consisting of approximately 45,501 rentable square feet (the “Landlord Space”) within an office building located at 525 Almanor Avenue, Sunnyvale, California (the “Building”), which Building is located on certain land as more particularly described in the Prime Lease (the “Land”). The Building and Land, together with all of Landlord’s right, title and interest in and to all other improvements located on, and all easements and real property interests appurtenant to, the Building and Land are hereinafter collectively called the “Property”; and

WHEREAS, Tenant wishes to sublease from Landlord, and Landlord wishes to sublease to Tenant, a portion of the Landlord Space consisting of approximately 33,407 rentable square feet located on the second floor of the Building, as shown on Exhibit B attached hereto (the “Premises”) subject to the terms and conditions hereinafter set forth; and

NOW, THEREFORE, for and in consideration of the performance by the parties hereto of their respective obligations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

1. DEMISE AND PREMISES: Landlord subleases to Tenant, and Tenant rents from Landlord, the Premises. Except as expressly provided in this Lease to the contrary, Tenant hereby agrees to accept possession of and lease the Premises in their present condition (to-wit, “as is, where is, with all faults”) and acknowledges that Landlord has no obligation to perform or pay for any alteration or improvements to the Premises, and further acknowledges that Landlord has made absolutely no representations or warranties of any kind relating to this Lease, the Prime Lease or the Premises, the Building, the Land, the Property or any portion thereof. Tenant shall use the Premises subject to the terms and conditions of this Lease or pursuant to other written terms and conditions acceptable to Landlord, in Landlord’s sole and absolute discretion. Notwithstanding anything contained herein to the contrary, Landlord shall deliver the Premises to Tenant in good working condition. The Premises shall also include the UPS Room located on the first floor of the Landlord Space. Tenant shall have access to said UPS Room to the extent reasonably necessary to operate, maintain, repair and replace the equipment located therein.

2. TERM: This Lease shall be for a term (the “Term”) of twenty-five (25) months commencing as of November 1, 2017 (the “Commencement Date”) and ending at 11:59 pm CST on November 30, 2019 (the “Termination Date”), unless extended or otherwise terminated pursuant to the terms of this Lease. If the Commencement Date and/or Termination Date are other than the first and last days of a calendar month, “Rent” (as defined herein) for such month(s) shall be prorated based on the number of days in such month included within the Term. Upon obtaining Prime Landlord’s prior written consent and upon reasonable prior notice to Landlord, Tenant may access the Premises no more than two (2) weeks prior to the Commencement Date without any obligation to pay Rent for purposes of wiring, AV/IT/telephone and other related set up for Tenant’s occupancy of the Premises; provided, however, during said 2-week early access period, Tenant shall (i) coordinate said installation with Landlord’s move-out schedule, and (ii) comply with and be subject to the provisions of Sections 12 and 13 below. Upon reasonable advanced notice to Landlord, Tenant shall have reasonable access to the Premises from time to time prior to such 2-week period to perform measurements. Notwithstanding anything contained herein to the contrary, in the event Landlord does not deliver the Premises to Tenant by the Commencement Date, Tenant shall not be liable for Rent until such time as Landlord delivers possession of the Premises to Tenant and the dates (other than the Termination Date) in the Rent schedule in Section 3 below shall be delayed day for day for each day after the Commencement Date until possession of the Premises is delivered to Tenant. Notwithstanding anything contained herein to the contrary, if Landlord fails to deliver possession of the Premises after November 1, 2017, Tenant shall be entitled to one (1) day’s abatement of Basic Rent for each day that possession of the Premises is not delivered to Tenant after November 1, 2017, and if Landlord fails to deliver possession of the Premises after November 6, 2017, said rent abatement shall increase to the lesser of (x) two (2) day’s abatement of Basic Rent for each day that possession of the Premises is not delivered to Tenant after November 6, 2017 or (y) one full calendar month of Basic Rent.

3. BASIC RENT: Tenant agrees to pay to Landlord, or Landlord’s agent, without notice, demand or billing, basic rent (“Basic Rent”) for the entire Term, at the following annual rate(s) per rentable square foot included in the Premises and in the following equal monthly installments, in advance, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter during the Term, in lawful money of the United States, without deduction or offset of any kind, to Landlord at the address set forth herein for notices or such other place as Landlord may from time to time designate in writing:

Period	Annual Basic Rent	Monthly Installment
11/1/2017—01/31/2018	$0.00	$0.00
2/1/2018—10/31/2018	N/A	$58,462.25
11/1/2018—10/31/2019	$722,593.41	$60,216.12
11/1/2019—11/30/2019	N/A	$62,022.60

Tenant agrees to pay to Landlord the monthly installment of Basic Rent of $58,462.25 for the fourth full month of the Term at or prior to the time of Tenant’s execution of this Lease.

4. ADDITIONAL RENT.

(a) In addition to paying the Basic Rent specified in Section (3) hereof, Tenant shall pay, as “Additional Rent”, all other amounts due from Tenant to Landlord under this Lease. Additional Rent shall be due and payable in the same manner, time and place as the next installment of Basic Rent, without notice, demand or any set-off or deduction whatsoever, except as may be expressly provided to the contrary in this Lease. Collectively the Additional Rent and Basic Rent and any other sums payable by Tenant hereunder are referred to herein as “Rent”. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease. Without limitation of the other obligations of Tenant which shall survive the expiration of the Term or termination of this Lease, the obligations of Tenant to pay the Additional Rent provided in this Section (4) shall survive the expiration of the Term or termination of this Lease.

(b) Commencing on the Commencement Date and continuing throughout the Term, Tenant shall pay, as Additional Rent to Landlord, Tenant’s proportionate share of Property Operating Expenses (as defined in Section 13.12(d) of the Prime Lease) incurred by Landlord pursuant to Section 3.2(a) of the Prime Lease. Payment of such Additional Rent shall be made by whichever method (or combination of methods) is (are) from time to time designated by Prime Landlord for payment by Landlord under Section 3.2(a) of the Prime Lease. For purposes of this Lease, Tenant’s proportionate share shall be 73.42%.

5. PERMITTED USE AND RESTRICTIONS ON USE: The Premises shall be used only for general office, engineering, research and development, testing, design, sales, training, and administrative support, to the extent, in all cases, in compliance with all Laws and Restrictions (as such terms are defined in the Prime Lease) (herein called the “Permitted Use”) and for no other purposes whatsoever, without both Landlord’s and Prime Landlord’s prior written consent. Tenant shall not do or permit anything to be done in or about the Premises which in any way will unreasonably obstruct or interfere with the rights of any other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, injure or tend to injure the reputation of the Building or any part thereof, or cause any lines to form in the common areas of the Building. Tenant shall not cause, commit, maintain or permit any nuisance or any waste in, on or about the Premises.

6. COMMON AREAS: Subject to the Rules (as such term is defined in the following Section), Tenant and its employees, customers and invitees shall have the reasonable nonexclusive right to use (in common with Landlord, Prime Landlord and the other tenants, subtenants and occupants of the Building and their respective employees, customers and invitees, and all others to whom Landlord or Prime Landlord has or may hereafter grant rights to use the same) all areas in the Building and the Property not reserved for the exclusive use of Prime Landlord, Landlord, Tenant or any other tenant, including, without limitation, plazas, walkways, private roadways, loading docks, parking areas, landscaped areas, and the areas devoted to corridors, fire vestibules, stairways, elevator foyers, lobbies, electric and telephone closets, rest rooms, mechanical rooms and other similar facilities for the benefit of all tenants (or invitees) or servicing the Building as a whole (collectively, the “Common Areas”).

The Premises are, Tenant acknowledges, a part of the Building and the Property and subject to all reserved rights described in the Prime Lease, including, without limitation, the rights, if any, of Prime Landlord. Landlord hereby reserves the right at any time and from time to time to reduce, increase, enclose or otherwise change the size, number, location, layout and nature of the Common Areas provided that Tenant’s rights to use the Common Areas are not materially reduced. Tenant shall not at any time unreasonably interfere with the rights of Prime Landlord, Landlord, other tenants or their respective employees, agents, officers and invitees, to use any part of the Property and/or Common Areas.

7. COMPLIANCE WITH LAWS AND RULES: Tenant shall not use the Premises or permit anything to be done in or about the Premises or the Property which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or hereafter enacted or promulgated. Tenant shall not do or permit anything to be done on or about the Premises or the Property, or bring or keep anything therein which will in any way increase the cost of any insurance now or hereafter carried on the Building or any of its or their contents, or that will invalidate any such insurance or grant the insurer a defense thereon. Except as otherwise provided herein, Tenant shall at its sole cost and expense promptly comply with all laws, orders, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in force, and with the requirements of any duly constituted public authority having jurisdiction over the Premises, the local Board of Fire Underwriters or any similar body now or hereafter constituted relating to or affecting the use or occupancy of the Premises.

Tenant shall also comply with any and all reasonable rules and regulations as may from time to time be made or established by Prime Landlord and/or Landlord to govern the use, occupancy and operation of the Property or any portion thereof (collectively, “Rules”). Neither Landlord nor Prime Landlord shall be liable to Tenant for violation of any Rules by, or for Landlord’s or Prime Landlord’s failure to enforce the same against, any other tenant, subtenant or occupant, or its or their agents, employees, invitees or licensees, nor shall any such violation or failure constitute, or be treated as contributing to, an eviction, actual or constructive, or affect Tenant’s covenants and obligations hereunder, or allow Tenant to reduce, abate or offset the payment of any Rent or other sum under this Lease. In the event of a conflict between the Rules and this Lease, the provisions of this Lease shall control.

8. PRIME LANDLORD UTILITY AND SERVICE OBLIGATIONS: Pursuant to the terms and conditions of the Prime Lease, Prime Landlord is obligated, at all times during the Term of this Lease, to provide for the Building and Premises certain services, utilities, maintenance and repairs, if any, as described in Article 5 of the Prime Lease and Landlord shall have no responsibility for providing such items nor for providing any other services, utilities or maintenance and repairs, except as expressly provided herein to the contrary; provided, however, that Landlord shall use commercially reasonable efforts to cause Prime Landlord to provide all such services, utilities, maintenance and repairs. Notwithstanding the foregoing, Landlord shall install an electric current meter in the Landlord Space to measure the amount of electric current consumed by Tenant on the Premises, and the cost of installing such meter shall be paid for by Landlord. Landlord will periodically conduct a reading of the meter to determine the amount of electricity consumed by Tenant on the Premises. Landlord will bill Tenant for its electricity useage based upon such periodic meter reading, which Tenant shall pay within thirty (30) days after receiving said bill.

Except as provided in the Prime Lease, neither Prime Landlord nor Landlord shall be liable for, and Tenant shall not be entitled to any abatement or reduction of rental by reason of Prime Landlord’s failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disputes of any character, or by any other similar or dissimilar cause beyond the reasonable control of Prime Landlord. Neither Prime Landlord nor Landlord shall be liable under any circumstances for loss of or injury to property or person, however occurring, through or in connection with or incidental to the furnishing of or a failure to furnish any of the foregoing, including documents, files or other property damaged, destroyed or lost through acts or omissions of the personnel performing janitorial or cleaning services. All overtime or additional services, other than those which Prime Landlord may otherwise provide, which are provided to Tenant by Prime Landlord directly (or through Landlord), shall be paid for by Tenant to Prime Landlord (or Landlord, if Prime Landlord charges Landlord)

at the standard rates charged to other tenants of the Building provided such services are provided to other tenants. If such services are not provided to other tenants of the Building, Tenant shall pay Prime Landlord (or Landlord, if Prime Landlord charges Landlord) for such services at rates established by Prime Landlord from time to time.

Tenant agrees at all times to cooperate fully with Prime Landlord and Landlord and to abide by all reasonable rules and regulations which Prime Landlord or Landlord may prescribe in connection with the provision, maintenance and/or operation of all heating, ventilating, air conditioning and other systems, utilities and/or services. Tenant will not, without the prior written consent of Landlord and Prime Landlord, use any apparatus or device in the Premises which will in any way increase the amount of heat, air conditioning or water usually furnished or supplied for use of the Premises; nor shall Tenant connect with electric current, except through existing electrical outlets in the Premises, or water pipes or air pipes (if any there be), any apparatus or device for the purposes of using electrical current or water or air beyond a reasonable amount. If Tenant shall require heat, air conditioning or water in excess of that usually furnished or supplied for use of the Premises as general office space, then Tenant shall first procure the written consent of Landlord and Prime Landlord to the use thereof.

9. REPAIRS:

(a) Landlord shall have no liability for completing any maintenance or repairs to the Premises, or the Common Areas, except as expressly provided to the contrary in this Lease. Notwithstanding anything to the contrary contained herein, Landlord shall not be obligated to perform any repairs which are Prime Landlord’s obligations under the Prime Lease or are required by reason of acts, omissions or negligence of Prime Landlord or Tenant, or the agents, employees, contractors, invitees or licensees of Prime Landlord or Tenant.

(b) Except with respect to maintenance that is Prime Landlord’s responsibility pursuant to the Prime Lease, Tenant shall, at its sole cost and expense, continuously keep and maintain in good order, condition and repair the Premises and every part thereof, including but not limited to those Building systems or components thereof which exclusively serve the Premises. Tenant shall, at its sole cost and expense, repair all damage to the Premises, the Building, the Common Areas or the Property caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord or Prime Landlord to so repair such damages, subject to the waiver of subrogation set forth in Section 12 below. If Tenant fails to comply with any term or condition of this Section (9) beyond any applicable notice and cure period, either Prime Landlord or Landlord may, but need not, make such repairs and replacements or otherwise correct or cure such failure, and Tenant shall pay Prime Landlord or Landlord (as the case may be) the cost thereof, plus 10% of the cost thereof to reimburse it for all overhead, general conditions, fees and other costs or expenses arising from its involvement with such repairs, replacements, correction or cure forthwith upon being billed therefor. Prime Landlord and/or Landlord may, but shall not be required to, enter the Premises at all reasonable times upon reasonable notice (except in an emergency when no notice shall be required) to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Prime Landlord or Landlord (as the case may be) shall deem necessary or appropriate, or as Prime Landlord or Landlord (as the case may be) may be required to do by governmental authority or court order or decree. Tenant shall not be obligated to perform any repairs which are Prime Landlord’s obligations under the Prime Lease, are required by reason of the willful acts or gross negligence of Landlord, or the agents employees, invitees or licensees of Landlord.

10. ASSIGNMENT; SUBLEASE:

(a) Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber the Premises or this Lease, or sublease any part or all of the Premises or this Lease, or grant concessions or licenses to conduct operations on the Premises, in every case without Landlord’s and Prime Landlord’s prior written consent, which consent may be withheld by Landlord in Landlord’s reasonable discretion and which consent may be withheld by Prime Landlord to the extent permitted by the Prime Lease. Tenant shall not permit any transfer of its interest in the Premises or this Lease by operation of law, including as result of corporate reorganization, consolidation or merger and further including assignments and subleases of its interest in the Premises or this Lease to its parent corporation or entity, subsidiaries or subsidiaries of its parent corporation or entity. Notwithstanding Landlord’s and/or Prime Landlord’s consent to any of the foregoing, Tenant shall remain primarily liable to Landlord for the payment of rental then due and thereafter to become due and the performance of all other obligations of Tenant hereunder for the balance of the term hereof. Tenant agrees, that upon making any permitted assignment or subletting under this Lease, Tenant shall promptly furnish Landlord with an executed counterpart of the instrument of assignment or subletting. As a condition of any assignment or subletting, the assignee or subtenant shall agree in writing satisfactory to Prime Landlord, Landlord and their counsel, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to the space being assigned to or subleased.

Landlord’s and/or Prime Landlord’s consent to any of the foregoing shall not release or waive the prohibition against them thereafter or constitute a consent to any other assignment, pledge, mortgage, encumbrance, transfer or sublease. If this Lease be assigned or transferred, or if the Premises or any part thereof be subleased or occupied by anybody other than Tenant, whether with or without Landlord’s and/or Prime Landlord’s consent, Landlord may collect from the assignee, sublessee or occupant, any rental or other charges payable by Tenant under this Lease, and apply the amount collected to the rental and other charges herein reserved, but such collection by Landlord shall not be deemed an acceptance of the assignee, sublessee or occupant as a tenant, nor a consent to such assignment or sublease or occupancy, nor a release of Tenant from the performance by Tenant of Tenant’s obligations under this Lease.

(b) If Tenant is a corporation, limited liability company, partnership or other entity, any transaction or series of transactions (including, without limitation, any dissolution, merger, consolidation or other reorganization of Tenant, or any issuance, sale, gift, transfer or redemption of any stock or other ownership interest of Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this Section (10). The term “control” as used in this Section (10)(b) means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant.

(c) In the event of any such assignment, pledge, mortgage or other transfer or encumbrance of the Premises or this Lease, or sublease of any part or all of the Premises or this Lease, or grant of concession or license to conduct operations on the Premises, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of all assignment consideration or excess rentals (as such terms are defined in Section 7.5 of the Prime Lease) to be paid to Tenant or to any other on Tenant’s behalf or for Tenant’s benefit for such assignment or subletting.

(d) Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, without Landlord’s consent, but upon ten (10) days’ prior notice to Landlord, to sublet all or part of the Premises, assign all or any part of this Lease, to any Permitted Transferee (as defined in Section 7.2(b) of the Prime Lease); provided, however, (i) Ooma, Inc. remains liable for all of Tenant’s obligations under this Lease, (ii) the tangible net worth of the assignee or subtenant is not less than the tangible net worth of Tenant as of the effective date of this Lease, and (iii) such sublet or assignment shall be subject to obtaining Prime Landlord’s consent as may be required under the Prime Lease.

11. DIRECTORY AND SIGNS: If permitted by Prime Landlord, Tenant, at its sole cost and expense, shall be entitled to have its name shown upon a directory board inside the Building and an existing street monument sign on the Property in accordance with Section 4.6 of the Prime Lease, but the design and style of such signage, and the location of such signage and allocation of the space thereon among the tenants and occupants of the Building shall be determined by Prime Landlord, in its sole discretion. Landlord will reimburse Tenant up to $75.00 for said directory sign. Tenant shall not, without Landlord’s and Prime Landlord’s prior written consent in each case first had and obtained, install, affix or use: (a) any signs, lettering or advertising media of any kind whatsoever, blinds, shades, curtains, draperies or similar items on the exterior of the Premises, in any window of the Premises, or in the interior of the Premises in such a manner as shall be visible from outside the Premises; or (b) any awnings, radio or television antennae or any other object or equipment of any nature whatsoever on the exterior of the Premises. No name, symbol, mark, design or insignia adopted by Prime Landlord or Landlord for use in connection with the Building shall be used by Tenant in the conduct of the business in the Premises or elsewhere, without the prior written consent of Prime Landlord or Landlord, as applicable. Tenant shall not refer to the Building by any name other than that designated by Prime Landlord from time to time, and Tenant shall use such designated name for the business address of the Tenant but for no other purpose. All rights to and use of the Roof Communications Equipment Area (as defined in Section 4.13(b) are reserved to Landlord.

12. INSURANCE AND WAIVER OF SUBROGATION: Tenant shall purchase at its own expense and keep in force during this Lease the insurance policies set forth in Section 9.1 of the Prime Lease. Said policies shall: (a) name Prime Landlord, Landlord and any party holding an interest to which this Lease may be subordinated as additional insureds; (b) be issued by an insurance company with a Best rating of A-VIII or better and otherwise reasonably acceptable to Landlord and licensed to do business in California; (c) provide that said insurance shall not be cancelled or materially modified unless the insurer endeavors to give thirty (30) days’ prior written notice to Landlord; (d) provide coverage on an occurrence basis; (e) provide coverage for the indemnity obligations of Tenant under this Lease; (f) contain a severability of insured parties provision and a cross liability endorsement; (g) be primary, not contributing with, and not in excess of, coverage which Landlord may carry; (h) include a hostile fire endorsement; and (i) otherwise be in such form and include such coverages as Landlord may reasonably require. Said policy or policies or, at Landlord’s option, Certificate of Insurance on the so-called “ACCORD” Form 27 evidencing said policies, shall be delivered to Landlord by Tenant upon commencement of the Lease and renewals thereof shall be delivered at least thirty (30) days prior to the expiration of said insurance.

To the extent permitted by law, and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other, or in the case of Tenant against Prime Landlord, for: (a) damages for injury to or death of persons; (b) damages to property; (c) damages to the Premises or any part thereof; or (d) claims arising by reason of the foregoing, to the extent such damages and claims are insured against or required to be insured against by Landlord or Tenant under this Lease. This provision is intended to waive, fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation by any insurance carrier. To coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the provisions of this paragraph

13. NONLIABILITY AND INDEMNIFICATION OF LANDLORD AND PRIME LANDLORD:

(a) Except for the gross negligence or willful misconduct of Landlord, or as otherwise provided in the Prime Lease with respect to Prime Landlord or their agents, neither Prime Landlord nor Landlord shall be liable to Tenant, and Tenant hereby waives all claims against Landlord and Prime Landlord, for any injury or damage to any person or property in or about the Premises, the Building or the Property by or from any cause whatsoever, including, without limiting the generality of the foregoing, those caused by (a) defects (latent or otherwise) in the Premises, the Building or the Property containing the same, (b) snow, ice or water leakage of any character from the roof, walls, basement or other portion of the Premises, the Building or the Property, (c) gas, fire, oil, electricity or any cause whatsoever in, on or about the Premises, the Building or the Property, or (d) the acts or negligence of the other or other tenants or occupants of the Premises, the Building or the Property. To the extent Landlord is entitled to any rent abatement under the Prime Lease after the date of this Lease with respect to any condition affecting the Premises, Tenant shall also be entitled to prorata rent abatement under this Lease.

(b) Except for the gross negligence or willful misconduct of Landlord, or as otherwise provided in the Prime Lease with respect to Prime Landlord or their agents, Tenant shall indemnify and hold Landlord and Prime Landlord, and their partners, directors, officers, employees and agents harmless from, and defend Landlord and Prime Landlord against any and all claims, obligations, damages, losses, expenses, costs or liability suffered or incurred by any such party arising from or relating to any failure or default on the part of Tenant with respect to any term, condition, representation or warranty under this Lease; or arising from or relating to any injury or damage to any person or property whatsoever: (x) occurring in, on, or about the Premises or any part thereof, however caused, during the Term; or (y) occurring in, on, or about any portion of the Building during the Term, when such injury or damage shall be caused by the act, neglect, fault of, or omission of any duty with respect to the same, by Tenant, its employees, agents, contractors, invitees and/or licensees; or (z) arising out of or resulting from Tenant’s use and occupancy of the Premises or any equipment therein or appurtenances thereto. In case any action or proceeding is brought against Landlord or Prime Landlord, Landlord or Prime Landlord, as an indemnitee and at its option, may (aa) give written notice thereof to Tenant requiring Tenant to defend such action or proceeding with counsel reasonably satisfactory to Landlord or Prime Landlord and its insurer, or (bb) defend such action or proceeding on its own behalf, whereupon Landlord or Prime Landlord shall be entitled to reimbursement for the cost of its defense, including reasonable attorneys’ fees, upon demand made to Tenant.

14. TAXES PAYABLE BY TENANT: Tenant agrees to pay, before delinquency, any and all taxes which are or should be levied or assessed and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures, and other personal property located in the Premises (including, without limitation, the Existing FF&E). Tenant agrees to include all alterations, additions or leasehold improvements made by or for Tenant on Tenant’s personal property tax return, and if any such alteration, addition or leasehold improvement is nevertheless included in (i) Prime Landlord’s real estate tax assessment and bill, Tenant shall reimburse Prime Landlord (or Landlord if Prime Landlord charges Landlord) for the real estate taxes with respect thereto, or (ii) Landlord’s personal property tax bills, Tenant shall reimburse Landlord for the taxes with respect thereto. In addition to rental and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord, upon demand, for any and all taxes (other than net income taxes or any other taxes excluded from the definition of Taxes herein) payable by Landlord (or payable by Prime Landlord, if Prime Landlord charges Landlord), whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by or on the rental payable hereunder, including, without limitation, any sales or use tax on such rental, or any gross income tax or excise tax levied by the State, any political subdivision thereof, or Federal Government with respect to the receipt of such rental; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon or measured by the value of Tenant’s personal property (including the Existing FF&E) or leasehold improvements located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

15. HOLDING OVER: Tenant shall pay Landlord for each day Tenant retains possession of the Premises or any part thereof after termination hereof, by lapse of time or otherwise, at 150% of the daily rental for the Premises (including Basic Rent and Additional Rent) and also pay all damages sustained by Landlord and/or Prime Landlord by reason of such retention. Such holding over shall constitute an extension of this Lease on a month to month (but not any longer period) basis, on the terms and conditions of this Lease. This provision shall not be deemed to waive Landlord’s right of re-entry or any other right hereunder or at law. For purposes of this Section, the term “damages” shall mean all loss, cost, expense, reasonable attorneys’ fees, damage or liability, including, but not limited to, lost use or rents, resulting from Landlord’s (or Prime Landlord’s) inability to use or deliver possession of all or part of the Premises to any prospective tenant, occupant, purchaser or transferee because of Tenant’s holding over of all or part of the Premises.

16. SUBORDINATION TO UNDERLYING LEASES AND MORTGAGES: This Lease is and shall be subject and subordinate at all times to all ground and/or underlying leases (including but not limited to the Prime Lease) which now exist or may hereafter be executed affecting the Premises and/or all or any part of the Property, and to the lien of any mortgages in any amount or amounts whatsoever now, here before or hereafter placed on or against the Land, Building, Property or any portion thereof, or on or against Prime Landlord’s or Landlord’s interest or estate therein, or any part of or interest in the foregoing, or on or against any ground or underlying lease (and in all cases including all extensions, renewals, amendments and supplements to any ground or underlying lease or mortgage), without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination of this Lease to the Prime Lease and any other ground or underlying lease(s) and to the lien of any such mortgage(s) as may be required by Landlord or Prime Landlord. Notwithstanding anything herein above contained in this Section, in the event the holder of any mortgage or the landlord under any ground or underlying lease shall at any time elect to have this Lease constitute a prior and superior lien to its mortgage or lease, then, and in such event, upon any such holder or landlord notifying Tenant to that effect in writing, this Lease shall be deemed prior and superior in lien to such mortgage or lease, as the case may be, whether this Lease is dated prior to or subsequent to the date of such mortgage or lease.

17. RIGHT OF ACCESS: Prime Landlord and Landlord (and their agents, employees and contractors) each shall at all times have the right to enter the Premises at any reasonable time after reasonable prior notice (except in emergencies, in which case the time for entry shall not be so limited) to inspect the same, to supply any service to be provided by Landlord or Prime Landlord to Tenant or the Premises hereunder, to show the Premises to prospective purchasers, mortgagees or tenants, to post notices of nonresponsibility, and to alter, improve, or repair the Premises and any portion of the Building that is their responsibility, without abatement or offset of Rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where required by the character of the work to be performed, provided Prime Landlord and Landlord, to the extent practicable, perform such work in a manner so as to not unreasonably interfere with Tenant’s business. For each of the aforesaid purposes, Prime Landlord and Landlord shall each at all times have and retain a key with which to unlock all of the doors in, upon or about the Premises, excluding Tenant’s vaults and safes (whose placement must be designated in advance by Tenant, and approved in writing by Prime Landlord and Landlord), and Landlord and Prime Landlord each shall have the right to use any and all means which it or they may deem necessary or proper to open such doors in an emergency in order to obtain entry to any portion of the Premises. Any entry to the Premises or portions thereof obtained by Prime Landlord and/or Landlord by any of such means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

18. EASEMENT: Tenant shall permit, and hereby grants an easement to, Landlord and Prime Landlord to erect, use, maintain, replace and repair, pipes, cables, conduits, plumbing, vents, telephone, electric and other wires or other items, including, without limitation, the Conduit and UPS System (as defined in Section 4.14 of the Prime Lease) in, to and through the Premises, as and to the extent that Landlord and/or Prime Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the Building, or with respect to the Conduit and UPS System, for Landlord’s use of such system within the Landlord Space. In the event Landlord or Prime Landlord needs access to any under-floor duct, Prime Landlord’s and/or Landlord’s liability for carpet replacement shall be limited to replacement of the piece removed to gain such access. All such work shall be done, so far as practicable, in such manner as to minimize interference with Tenant’s use and occupancy of the Premises.

19. INSOLVENCY OR BANKRUPTCY OF TENANT: The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act, or the failure of Tenant (or any successor or assign of Tenant) to carry on the business of Tenant in the ordinary course on the Premises, or the abandonment of the Premises, shall at Landlord’s option, constitute a breach of this Lease by Tenant. Upon the happening of any such event or at any time thereafter, this Lease shall terminate five days after written notice of termination from Landlord to Tenant. Except as expressly required by applicable law, in no event shall this Lease be assigned by Tenant or assignable by Tenant by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise. In the event that assignment of this Lease is required under applicable law, Landlord may require from the assignee a deposit or other security for the performance of such assignee’s obligations under this Lease substantially the same as would have been required by Landlord upon the initial leasing to a similar tenant. Tenant agrees that it will not oppose any petition by Landlord to require any trustee or receiver to assume or reject this Lease as long as said trustee or receiver is allowed sixty (60) days after the commencement of such proceeding to determine whether to assume or reject the Lease. Failure of the trustee or receiver to assume this Lease within such period, or any rejection of this Lease by any trustee or receiver at any time, shall constitute a breach of this Lease. In assuming this Lease, any trustee or receiver must (i) cure any default or provide adequate assurance that any default hereunder will be promptly cured, (ii) compensate Landlord for any actual pecuniary loss (including out-of-pocket expenses and attorneys’ fees) incurred as a result of any default, and (iii) provide assurance reasonably adequate to the Landlord of actual performance of all future obligations under this Lease. In no event shall Tenant or any receiver, trustee, representative, successor or assignee of Tenant conduct any activities on the Premises other than in the ordinary course of business, and in no event shall any meetings of creditors, auctions, sales or other activities other than in the ordinary course of business be conducted on the Premises, nor shall notices thereof be posted on or about the Premises.

20. DEFAULT: If: (a) default be made in the payment of Basic Rent, Additional Rent, or any additional charge payable hereunder by Tenant, and such default shall continue for three days after written notice that it is past due; or (b) default be made in any of the other covenants or conditions herein contained on the part of Tenant, and such default shall continue for twenty (20) days after written notice thereof shall have been given to Tenant, provided that if the nature of such default is such that the same cannot reasonably be cured within a twenty (20) day period, Tenant shall not be deemed to be in default if it commences such cure within such period and thereafter diligently proceeds to cure such default; or (c) if this Lease shall, by act of Tenant or by operation of law or otherwise, devolve or pass to any party other than Tenant, except with the prior written consent of Landlord and Prime Landlord or as permitted in Section (10) above; or (d) if Tenant shall abandon the Premises, then and in any of the above-described events, Tenant shall be in breach of this Lease and Landlord shall have the rights and remedies herein referred to and/or provided. In the event of any breach of this Lease by Tenant, Landlord, besides any other rights or remedies it may have by law or otherwise, shall have the immediate right, at Landlord’s option without further notice to re-enter the Premises, terminate Tenant’s right of possession of the Premises (with or without terminating this Lease) and/or remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Should Landlord elect to re-enter as herein provided, or should Landlord terminate Tenant’s right of possession of the Premises, Landlord may either terminate this Lease or may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord, in the exercise of Landlord’s sole discretion, may deem advisable, including but not by way of limitation, the right to make alterations and repairs to the Premises. Upon each such reletting (i) Tenant shall be immediately liable to pay to Landlord, in addition to any Rent and any other sums due hereunder, the cost and expense of such reletting and of such alterations and repairs incurred by Landlord; or (ii) at the option of Landlord, rents received by Landlord from such reletting shall be applied first, to the payment of any sums due hereunder from Tenant to Landlord, other than Basic Rent and Additional Rent; second, to the payment of any costs and expenses of such reletting and of such alterations and repairs; third, to the payment of Basic Rent and Additional Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If Tenant has been credited with any rent to be received by such reletting under option (i), and such rent shall not be promptly paid to Landlord by the new tenant, or if such rentals received from such reletting under option (ii) during any months be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly, within ten days of notification of such deficiency. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such breach, including the cost of recovering the Premises, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to Rent reserved in this Lease for the remainder of the stated Term over the then reasonable rental value of the Premises for the remainder of the stated Term, all of which amounts shall be immediately due and payable by Tenant to Landlord. In the event Landlord terminates this Lease or takes possession of the Premises or any part thereof, Landlord shall use reasonable efforts to mitigate its damages, but in no event shall Landlord be required to: modify its existing procedures for renting or subleasing portions of Landlord Space; rent any portion of the Premises hereunder in preference to the renting of any other portion of Landlord Space; accept below market rental for the Premises or otherwise be precluded from charging rent in excess of the Rent hereunder. Additionally, Tenant acknowledges Landlord’s ability to mitigate its damages is constrained by the requirement of Prime Landlord’s approval of all subleases and assignments.

All covenants and agreements to be performed by Tenant under any of the terms and conditions of this Lease shall be performed by Tenant at Tenant’s sole cost and expense (and without any abatement of Rent by Tenant). If the Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for three (3) days after written notice that such payment is due in the case of default in the payment of any amounts payable hereunder, or twenty (20) days in the case of any other defaults (except that no notice or cure period shall be required in the event of any emergency, as determined in Landlord’s reasonable discretion), Landlord may, but shall not be obligated so to do, and without waiving or releasing the Tenant from any obligations of the Tenant, make any such payment or perform any such other act on the Tenant’s part to be made or performed as in this Lease provided, all sums so paid by the Landlord and all necessary incidental costs, and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by Landlord in enforcing any of the terms, covenants or conditions of this Lease, or in suing for or obtaining relief by reason of a breach thereof, together with interest on all of the foregoing at the “Interest Rate” (as defined herein) from the date of payment or incurring by the Landlord, shall be payable as Additional Rent to Landlord on demand and Tenant covenants to pay any such sums, costs and expenses and the Landlord shall have, in addition to any other right or remedy of Landlord, the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

Failure of Landlord to exercise its rights in connection with any breach or violation of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord or acceptance by Landlord of Tenant’s performance hereunder shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted or the acceptance of Tenant’s performance hereunder, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent or performance.

Tenant agrees to promptly pay without demand or setoff the monthly installments of Basic Rent and Additional Rent and other payments due hereunder during the Term of this Lease, and in the event any payment of Basic Rent, Additional Rent or any other amount owed pursuant to this Lease is not paid within three (3) days after it is due and payable, Tenant agrees to pay interest on such amounts from their due date until paid at the rate (“Interest Rate”) which is the lesser of (i) the “Prime Rate” (as hereinafter defined) plus five percent (5%) per annum, and (ii) the highest non-usurious rate permitted by law. The “Prime Rate” shall mean the rate of interest from time to time publicly announced by JPMorgan Chase Bank (or its successor) to be its prime or base rate.

21. TRANSFER BY LANDLORD: In the event of a sale, conveyance, assignment or other transfer by Landlord of all or any portion of its rights and interest in and to this Lease, the Prime Lease, and/or the Property then, to the extent Landlord’s rights or interest are transferred, the same shall operate to release Landlord from its obligations arising thereafter hereunder, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale, conveyance or assignment, and Tenant agrees to attorn to the purchaser, grantee, or assignee. The provisions hereof shall only be operative if the purchaser, grantee or assignee assumes Landlord’s obligations hereunder.

22. NOTICES: All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing, and personally delivered or sent by United States certified or registered mail, postage prepaid.

Notices and demands to Tenant shall be addressed to Tenant prior to the Commencement Date at 1880 Embarcadero Rd, Palo Alto, CA 94303 Attn: General Counsel, and on or after the Commencement Date at the Premises, Attn: General Counsel, or to such other place as Tenant may from time to time designate in a written notice to Landlord.

Notices and demands to Landlord shall be addressed to it at: 2900 Westside Parkway, Alpharetta, GA 30004, Attn: VP of Global Real Estate and Workplace Solutions, with a copy to: Fiserv, Inc., 255 Fiserv Drive, Brookfield, WI 53045, Attn: General Counsel, and/or at such other place as Landlord may from time to time designate in a written notice to Landlord.

All notices and demands shall be deemed to be given on the date such notices or demands are personally delivered or deposited in the United States certified or registered mail.

23. SURRENDER OF PREMISES: Upon the termination of this Lease or Tenant’s right to possession of the Premises under this Lease, as the case may be, by expiration or otherwise, Tenant shall surrender the Premises to Landlord in as good condition and repair as when delivered by Landlord, ordinary wear and tear and damage by insured fire and other insured casualty only excepted. To the extent required by Prime Landlord or Landlord, all alterations, additions, improvements and decorations made to the Premises by Tenant shall be removed by Tenant at the expiration or sooner termination of this Lease; provided, however, that if Prime Landlord does not require such removal then Landlord shall not require such removal. All alterations, additions, improvements and decorations made to the Premises by Tenant that are not removed by Tenant as required herein shall be deemed abandoned and, at Landlord’s option, become the property of Landlord, but without prejudice to Landlord’s continuing right to require Tenant to remove the same at Tenant’s expense. Any trade fixtures, equipment and personal property not removed by Tenant on or prior to any such termination date shall be deemed abandoned and shall, at Landlord’s option, become the property of Landlord, but without prejudice to Landlord’s continuing right to require Tenant to remove the same at Tenant’s expense. The obligations of Tenant under this Section shall survive the expiration or early termination of this Lease or Tenant’s right to possession of the Premises under this Lease, as the case may be. Tenant shall not be required to remove any alterations, decorations, additions, or improvements performed by Landlord or existing prior to the Commencement Date or any Hazardous Materials existing prior to the Commencement Date; provided, however, if Landlord is required under or pursuant to the terms of the Prime Lease to remove any such alterations, decorations, additions, or improvements performed prior to the Commencement Date, Tenant shall permit Landlord to enter the Premises upon reasonable prior notice for a reasonable period of time (but in no event earlier than thirty (30) days) prior to the Termination Date for the purpose of removing such alterations, decorations, additions, or improvements; provided, however, that any such entry and removal by Landlord hereunder shall (i) be coordinated with Tenant (and Landlord and Tenant shall reasonably cooperate in connection therewith), and (ii) be conducted in such a manner so as not to materially interfere with or disrupt Tenant’s use of, or business operations at, the Premises.

24. CASUALTY DAMAGE: If the Premises or the Building shall be damaged by fire or other casualty such damage shall be repaired by Prime Landlord and/or Landlord, only to the extent required by and subject to the limitations and termination rights described in Article 10 of the Prime Lease. If the Prime Lease is terminated due to such event and/or rent is abated thereunder, this Lease shall in turn be terminated, and/or Rent shall be equitably abated to the extent rent is abated under the Prime Lease.

25. CONDEMNATION: If all or a substantial portion of the Premises shall be taken by any public authority under its power of condemnation, or if any part of the Building shall be taken, then (whether or not the Premises be affected) such event shall be governed by Article 11 of the Prime Lease with the Prime Landlord and Landlord obligations, limitations, termination rights and abatement described therein. If the Prime Lease is terminated due to such event and/or rent is abated thereunder, this Lease shall in turn be terminated, and/or Rent shall equitably abate to the extent rent is abated under the Prime Lease. In the event that Landlord is entitled to any award for such condemnation proceeds, Tenant would only be entitled to a pro rata portion of the Landlord award based on the square footage of the Premises to the square footage in the Building retained by Landlord which was so taken by the condemning authority. In such event, this Lease shall terminate on the date stated in the notice, and the Rent hereunder shall be apportioned accordingly. Upon any partial taking and the continuing force of the Lease as to a part of the Premises, the Rent shall be reduced in proportion to the amount of total floor area of the Premises taken. In the event of any such partial taking, the obligation of Landlord and/or Prime Landlord are limited to each parties express obligations under the Prime Lease. All damages awarded by the acquiring authority for any such taking, whether for the whole or a part of the Premises or Building, belong to and are the property of Landlord (or Prime Landlord to the extent required pursuant to the Prime Lease) whether such damages are awarded as compensation for loss of, or diminution in value to, the leasehold or the fee thereof; provided, however, that

Landlord is not entitled to any separate award which may be made to Tenant for the cost of relocating or removing its personal property, or any other award relating to Tenant’s business which does not reduce the amount payable to Landlord or Prime Landlord. In the event that this Lease is terminated as herein above provided, Tenant shall not have any claim against Prime Landlord or Landlord, including for the value of the unexpired Term hereof or for the expenses of moving to another location.

26. COVENANTS OF TITLE AND QUIET ENJOYMENT: Landlord covenants that it has full right, title and authority to enter into this Lease, subject to the terms of the Prime Lease (including the condition that Prime Landlord’s consent to this Lease is required thereby), and the term of the Prime Lease is not set to expire earlier than the expiration of the term of this Lease. So long as Tenant shall duly and punctually perform and observe all of its obligations under this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises free from let or hindrance by Landlord or any party claiming by, through or under Landlord, subject and subordinate to any zoning and building laws, ordinances, regulations, and building and use restrictions, easements for public utilities and any underlying or ground leases (including but not limited to the Prime Lease) or mortgages which may now or hereafter affect all or any part of the Land or Building. Tenant covenants that Tenant has full right and authority to enter into this Lease. Notwithstanding anything contained herein the contrary, Landlord shall not terminate or amend the Prime Lease in any way that would diminish Tenant’s rights or increase Tenant’s obligations hereunder without Tenant’s prior written consent. Landlord shall, promptly following receipt thereof, deliver to Tenant a copy of any and all notices received by Landlord from Prime Landlord which would have any material effect upon the Premises or this Lease.

27. APPLICABLE LAW; FORCE MAJEURE; AND CONSTRUCTION: The laws of the state where the Premises are located shall govern the validity, performance and enforcement of this Lease.

Whenever a period of time is provided in this Lease for Landlord or Tenant to do or perform any act or thing, the party obligated to do so shall not be liable or responsible for any delays due to strikes, lockouts, casualties, acts of God, war, governmental regulation or control or other causes beyond the reasonable control of such party (each of such events or occurrences are herein called “Force Majeure”) and in any such event such time period shall be extended for the amount of time such party is so delayed. The foregoing Force Majeure shall not apply to any Tenant obligation to pay Basic Rent, Additional Rent or other monetary sums, except where payment is enjoined or prohibited by law; and financial difficulties of a party are not to be regarded as cause beyond such party’s control.

The invalidity or unenforceability of any provision of this Lease or any application of any provision of this Lease shall not affect or impair any other provision or application.

The headings of the several parts of this Lease contained herein are for convenience only and do not define, limit or construe the contents thereof.

Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

28. BINDING EFFECT OF LEASE: The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns (but in the case of Tenant, shall benefit its personal representatives, heirs, successors and assigns only to the extent that same is expressly permitted hereunder). No third party, other than such heirs, personal representatives, successors and assigns, (and Prime Landlord, its successors and assigns, who shall have the right to enforce the requirements of its consent and the releases and limitations on its liabilities contained or recited herein) shall be entitled to enforce any or all of the terms of this Lease or shall have rights hereunder whatsoever. Upon the execution of this Lease, Tenant shall deliver to Landlord evidence acceptable to Landlord that the signatory for Tenant was authorized to bind Tenant to this Lease.

29. ESTOPPEL CERTIFICATES: Tenant, at the request of Landlord or Prime Landlord, at any time and from time to time, shall, upon not less than ten business days prior notice, execute, acknowledge and deliver to Landlord or Prime Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth the modifications), the dates to which the Basic Rent, Additional Rent, and all other charges have been paid, and stating whether or not, to the knowledge of Tenant, any party is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease, and if in default, specifying each such default, and stating such other matters as Landlord or Prime Landlord may reasonably require, it being intended that any such statement delivered pursuant to this Section may be relied upon by Landlord, Prime Landlord, any prospective purchaser of the Property or any part thereof, any prospective assignee of Landlord’s interest in the Prime Lease, or any mortgagee, ground lessor or other like encumbrancer thereof, or any assignee thereof, as well as each such requesting party’s attorneys, accountants and lenders.

30. ENVIRONMENTAL MATTERS: Tenant covenants that during the Term of this Lease (i) no Hazardous Substances (as hereinafter defined) shall be located, stored, disposed of, released or discharged from (including groundwater contamination) the Premises in violation of Environmental Laws (as hereinafter defined), and (ii) the Premises and its use and operation will comply with, all federal, state and local requirements relating to the protection of health and with all Environmental Laws, and (iii) Tenant will obtain all necessary permits under Environmental Laws.

(a) For purposes of this Section, the term “Hazardous Substances” shall mean the following: (i) Any “hazardous substance” as now defined pursuant to the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C.A. § 9601(14) as amended by the Superfund Amendments and Reauthorization Act (“SARA”), and including the judicial interpretation thereof; (ii) Any “pollutant or contaminant” as now defined in 42 U.S.C.A. § 9601(33); (iii) Any petroleum, including crude oil or any fraction thereof; (iv) Natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (v) Any “hazardous chemical” as now defined pursuant to 29 C.F.R. Part 1910; and (vi) Any other substance subject to regulation as a hazardous or toxic substance under existing Environmental Laws.

(b) For purposes of this Section, the term “Environmental Laws” shall mean and include all federal, state and local statutes, ordinances, regulations and rules presently in force or hereafter enacted relating to environmental quality, contamination and/or clean-up, including, without limitation, CERCLA, 42 U.S.C.A. § 9601 et seq., as amended by the SARA, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984, and any applicable state superlien and environmental clean-up statutes and all rules and regulations presently or hereafter promulgated under said statutes, as amended.

The foregoing covenants shall survive the expiration of the Term and the termination of this Lease or Tenant’s right to possession of the Premises hereunder.

31. AMENDMENT/MODIFICATION: No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord or Tenant, unless in writing signed by Landlord and Tenant or by a duly authorized agent of such parties empowered by a written authority signed by Landlord or Tenant, as applicable. In executing and delivering this Lease, each party has not relied on any representation, promise or statement of the other party which is not set forth herein or in one or more of the Exhibits attached hereto and agrees that no claim or liability shall be asserted by it against the other party for, and the other party shall not be liable by reason of, breach of any representations or promises not expressly stated in this Lease.

32. BROKERS: Landlord represents and warrants to Tenant that no real estate broker or agent is entitled to any commission, compensation, fee or other amount in connection with this Lease as a result of any act or omission by Landlord, except for CBRE, Inc. and Jones Lang LaSalle. Tenant represents and warrants to Landlord that no real estate broker or agent is entitled to any commission, compensation, fee or other amount in connection with this Lease as a result of any act or omission by Tenant, except for CBRE, Inc. and Jones Lang LaSalle. Landlord shall pay a commission to said brokers pursuant to a separate agreement.

33. MISCELLANEOUS:

(a) RIGHTS CUMULATIVE: All rights and remedies of Landlord under this Lease shall be cumulative and, unless otherwise specified herein, none shall exclude any other rights and remedies allowed by law.

(b) PROHIBITION AGAINST RECORDING: Neither this Lease nor any short form or memorandum thereof shall be recorded.

(c) APPLICATION OF PAYMENTS: Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant’s designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord in its sole discretion may elect.

(d) PARTIAL INVALIDITY: If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (or the application of such term, provision or condition to persons or circumstances other than those in respect of which it is invalid or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

(e) KEYS AND LOCKS: Tenant agrees to purchase only from Prime Landlord or Landlord additional duplicate keys as required, to change no locks, and not to affix locks on doors and not to install any security systems or upgrades to the existing security system without the prior written consent of Prime Landlord and Landlord. Tenant relieves and releases Prime Landlord and Landlord of all responsibility arising out of theft, robbery, pilferage and personal assault. Upon the expiration or termination of the Term or Tenant’s right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

(f) PARKING: Tenant shall have the right to use 114 parking spaces at the Property at no additional charge.

34. ALTERATIONS; INITIAL TENANT WORK:

(a) Tenant shall not make or suffer to be made, (a) any alterations, additions or improvements in, on or to the Premises (collectively, “Alterations”) without the prior written consent of Landlord and Prime Landlord, which consent may be withheld in Landlord’s reasonable discretion and which consent may be withheld by Prime Landlord to the extent permitted by the Prime Lease. Any such Alterations, except movable furniture and trade fixtures, shall, at the option of Landlord, upon expiration of the Term, become the property of Landlord. All contractors or persons selected by Tenant to make such Alterations must be reputable. All Alterations shall be performed by competent workmen whose labor union affiliations are not incompatible with those of any workmen who may be employed in the Building by Prime Landlord, or its contractors or subcontractors. Tenant agrees not to create, incur, impose or permit or suffer to exist any lien or other obligation against the Premises, the Property (or any portion thereof), or Landlord or Prime Landlord by reason of any alteration or improvement or any repair or decoration permitted or required to be made by Tenant pursuant to this Lease, and Tenant agrees to hold Landlord and Prime Landlord harmless from and against any and all claims and demands by contractors or other third persons against the Premises, the Property (or any portion thereof), or Landlord or Prime Landlord relating to or arising out of any such Alterations, repair or decoration. All construction must be performed in accordance with sound engineering and construction practices and in accordance with all applicable laws and the terms of this Lease. This Section 34 shall apply to any work performed by Tenant in making the Premises ready initially (the “Initial Tenant Work”) and to any subsequent work.

(b) The Initial Tenant Work and all Alterations shall, at Landlord’s option, without compensation to Tenant, become Landlord’s property at the termination of this Lease by lapse of time or otherwise in the condition required by Section 23 hereof; provided, however, that Landlord and Prime Landlord each shall have the right to require that such Initial Tenant Work or Alteration be removed at the expiration or earlier termination of this Lease or Tenant’s right to possession of the Premises hereunder; provided, however, that if Prime Landlord does not require such removal then Landlord shall not require such removal. With respect to any such Initial Tenant Work or Alterations that Tenant is obligated to remove at the expiration or early termination of this Lease or Tenant’s right to possession of the Premises hereunder, Tenant shall remove the same in accordance with Section 23 hereof.

35. PRIME LEASE: This Lease is subject and subordinate to the Prime Lease. Prime Landlord is not a party to this Lease and its consent to or approval of this Lease shall not bind it to these terms and conditions. Prime Landlord is not personally liable hereunder. Prime Landlord does however have the rights on its part expressly provided for herein, if any, and Prime Landlord is an intended third party beneficiary with respect thereto.

Tenant shall not cause, permit, nor suffer to occur any act or failure to act that violates or is in conflict with any of the provisions of the Prime Lease, or causes the Prime Lease to be defaulted or forfeited. Landlord shall not cause, permit, or suffer to occur any act or failure to act that violates or is in conflict with any of the provisions of the Prime Lease, or causes the Prime Lease to be defaulted or forfeited.

It is expressly understood and agreed by Tenant that Landlord, its shareholders, directors, officers, employees and agents are not liable to Tenant for any damages arising out of or pertaining to any breach of the Prime Lease by Prime Landlord (including Prime Landlord’s failure to perform any of its obligations under the Prime Lease recited in this Lease).

Tenant shall also indemnify, and hold Landlord, its shareholders, directors, officers, employees and agents harmless from and defend Landlord against any and all claims or liability arising out of or pertaining to a breach of the Prime Lease by Landlord caused by or resulting from a breach of this Lease by Tenant. Landlord shall indemnify, and hold Tenant, its shareholders, directors, officers, employees and agents harmless from and defend Tenant against any and all claims or liability arising out of or pertaining to a breach of the Prime Lease by Landlord that is not caused by or resulting from a breach of this Lease by Tenant. If Landlord is required to pay to Prime Landlord any additional charges under the Prime Lease as a result of special or extra services furnished to, requests made by, or acts or omissions of Tenant or Tenant’s agents, employees, contractors, principals, invitees and/or licensees, Tenant shall promptly pay to Landlord the amount(s) required to satisfy such charges so Landlord may transmit the same to Prime Landlord.

At any time, Landlord may, by providing Tenant with written notice of the same, elect to require Tenant to perform its obligations hereunder directly to Prime Landlord, and Tenant shall do so upon Landlord’s election, in which case, Tenant shall send to Landlord, upon delivery or receipt (as the case may be), copies of all notices and other communications it thereafter sends to or receives from Prime Landlord.

This Lease and the obligations of the parties hereunder are expressly conditioned upon Landlord obtaining the prior written consent hereto by Prime Landlord. Tenant shall promptly deliver to Landlord any information reasonably requested by Prime Landlord (in connection with Prime Landlord’s approval of this Lease) with respect to the nature and operation of Tenant’s business and/or the financial condition of Tenant, or as may otherwise be required under the Prime Lease. If Prime Landlord fails to consent to this Lease within thirty (30) days after the execution and delivery of this Lease in form reasonably acceptable to Tenant, Tenant shall have the right to terminate this Lease by giving written notice thereof to the Landlord at any time thereafter, but before Prime Landlord grants such consent, and within 5 days following such termination, Landlord shall return any Security Deposit and prepaid rent to Tenant. If Prime Landlord fails to consent to this Lease within forty five (45) days after the execution and delivery of this Lease in form reasonably acceptable to Landlord, Landlord shall have the right to terminate this Lease by giving written notice thereof to the Tenant at any time thereafter, but before Prime Landlord grants such consent, and within 5 days following such termination, Landlord shall return any Security Deposit and prepaid rent to Tenant. No failure or refusal of Prime Landlord to so consent to this Lease as aforesaid shall subject Landlord to any liability, except for Landlord’s failure to use good faith efforts to obtain Prime Landlord’s consent.

36. SECURITY DEPOSIT: Tenant shall provide Landlord a Security Deposit of $124,045.20, which Security Deposit Tenant shall deliver to Landlord at or prior to the time of Tenant’s execution of this Lease, by cashier’s check, wire transfer or other method of payment acceptable to Landlord; provided, however, that Tenant may, at its option, provide a clean, renewable, standby letter of credit to Landlord in lieu of a cash security deposit on a form reasonably acceptable to Landlord and issued by a financial institution reasonably acceptable to Landlord. If Tenant elects to post a letter of credit then such letter of credit shall be provided to Landlord within 5 business days following Prime Landlord’s consent to this Lease. In the event of any breach, default or other failure by Tenant with respect to any term or condition of this Lease, including but not limited to the payment of Rent, beyond any applicable notice and cure period, Landlord may apply all or any part of the Security Deposit to the payment of any sum in default, or any other sum which Landlord may be required to spend or incur by reason of Tenant’s failure, or any other sum which Landlord may in its reasonable discretion deem necessary to spend or incur on Tenant’s behalf or by reason of Tenant’s failure. (Nothing in this Lease shall be construed to create or imply an obligation on the part of Landlord to pay or incur any amount on Tenant’s behalf or by reason of Tenant’s failure.) In such event, Tenant shall within 5 days after demand deposit with Landlord such amount as is required to replace all funds removed from the Security Deposit by Landlord in accordance with this paragraph. If Tenant is not then in default under this Lease, the amount of the Security Deposit then held by Landlord shall be repaid to Tenant within 30 days after the expiration or sooner termination of this Lease. In the event of any breach, default or other failure by Tenant with respect to any term or condition of this Lease, Landlord’s right to retain the Security shall be deemed to be in addition to any and all other rights and remedies available to Landlord under this Lease, at law or in equity.

37. FF&E.

(a) Subject to the terms and conditions hereof, and subject, further, to the limitations set forth in Subsection 37(b) below, Landlord shall provide Tenant with the right and license to utilize during the Term, at Tenant’s sole risk, cost, and expense and without additional charge therefor, the existing furniture, fixtures, and equipment located in the Premises and specifically described and listed on the inventory attached as Exhibit C attached hereto and incorporated herein (collectively, the “Existing FF&E”). Any and all costs and expenses of maintaining, repairing, replacing, connecting, moving, installing, and/or reinstalling any such Existing FF&E to, from, and/or within the Premises shall be the sole responsibility of Tenant, shall be paid by Tenant as and when due, and in no event shall Landlord have any liability or responsibility therefor. Title to the Existing FF&E shall remain in Landlord’s name during the Term. Nothing contained herein shall be deemed a representation, warranty, or guaranty by or from Landlord as to the condition, value, utility, merchantability, or title of or to the Existing FF&E, or any portion thereof, and Landlord hereby expressly disclaims any and all warranties in connection with the Existing FF&E, including, without limitation, warranties of title, merchantability, condition, and fitness, and in no event shall Landlord have any liability or responsibility of any type whatsoever with respect thereto. It is hereby acknowledged, understood, and agreed that (a) Tenant is accepting all such Existing FF&E in its “AS IS” condition as existing as of the date hereof, and (b) as of the Termination Date, (i) the Existing FF&E shall be and become the property of Tenant, (ii) Tenant shall pay to Landlord the sum of One and No/100 Dollars ($1.00) as the purchase price therefor, and (iii) Landlord shall deliver to Tenant a bill of sale (without warranties) for the Existing FF&E. Tenant shall in any event be solely responsible for the removal of the Existing FF&E from the Premises and the disposal of the same upon the expiration or termination of the Prime Lease, all at Tenant’s sole cost and expense. While Tenant shall not be obligated to maintain the Existing FF&E in substantially the same condition as existing as of the date hereof, or otherwise perform any maintenance or repair work with respect thereto, should this Lease or Tenant’s right to possession hereunder be terminated due to a default by Tenant hereunder, then in such event Landlord’s damages shall expressly include the “fair market value” of the Existing FF&E had such Existing FF&E been so maintained in substantially the same condition as existing as of the date hereof, and otherwise in good condition or repair, such that Landlord could reasonably reuse the same in substantially the same manner, reasonable wear and tear excepted. Notwithstanding the foregoing, Landlord shall maintain the Existing FF&E in the same condition it is in as of the date hereof, normal wear and tear excepted, until the Commencement Date. Tenant shall receive a credit of $107,500.00 against its Basic Rent payment obligations hereunder as consideration for Tenant to purchase furniture in addition to the Existing FF&E set forth in Exhibit C attached hereto.

(b) Notwithstanding anything in Subsection (a) above or Exhibit C attached hereto to the contrary, it is specifically acknowledged, understood, and agreed that, with respect to that portion of the Existing FF&E consisting of the existing telephones and telephone and telecommunications equipment currently located within the Premises, Tenant will be required to set up its own separate telephone and telecommunications service with the applicable service provider thereof, all at Tenant’s sole cost and expense.

[Signatures on the following page(s)]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized representatives as of the day and year first above written.

LANDLORD:

FISERV SOLUTIONS, LLC

By:	/s/ Timothy J. Tourville

Name Printed: Timothy J. Tourville
Title: VP Global Real Estate and Workplace Solutions

TENANT:

OOMA, INC.

By:	/s/ Spencer Jackson

Name Printed: Spencer Jackson
Title: Vice President & General Counsel

EXHIBIT A

The Prime Lease

[to be attached, with financial terms redacted, at Landlord’s option]

EXHIBIT B

Floor Plan of the Premises

EXHIBIT C

Existing FF&E